EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PortalPlayer, Inc. on Form S-8 of our report dated March 18, 2005 included in the Annual Report on Form 10-K of PortalPlayer, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

San Jose, California

August 24, 2005